UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB #117 2801 Centerville Road 1st Floor Wilmington, DE	19808-1609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-ELIEMTX (354-3689)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Dr. Morisset

On August 23, 2024, Eliem Therapeutics, Inc. (the “Company”) and Valerie Morisset, Ph.D., the Executive Vice President, Research and Development and Chief Scientific Officer of the Company agreed that Dr. Morisset would separate from the Company in connection with the Company’s decision to focus on developing therapeutics for autoimmune-driven inflammatory diseases, including budoprutug, an anti-CD19 monoclonal antibody and cease its separate operations located in the United Kingdom. On August 23, 2024, the Company and Dr. Morisset entered into a settlement agreement (the “Settlement Agreement”) confirming the terms of her separation from the Company. Dr. Morisset’s employment ended on August 23, 2024 (the “Separation Date”).

Pursuant to the Settlement Agreement, which contains an effective, general release of claims in favor of the Company and its affiliates and representatives, the Company has agreed to provide Dr. Morisset with the benefits that she would have received had her employment been terminated by the Company without cause or by her for good reason not in connection with a change in control, as described in her Executive Employment Agreement, dated May 3, 2021, including (1) 18 months of her base salary, (2) a lump sum equal to her pro rata annual performance bonus for 2024, based on the target amount and (3) accelerated vesting as of the Separation Date of the unvested portion of the time and service-based equity awards held by Dr. Morisset that were scheduled to vest and become exercisable in the 12-month period following the Separation Date.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Principal Financial Officer; Resignation of Executive Chairman

On August 26, 2024, the Board of Directors of the Company (the “Board”) appointed Brett Kaplan, the Company’s Chief Operating Officer, to serve as principal financial officer. The appointment was made in connection with Andrew Levin’s resignation from his role as Executive Chairman of the Company. Dr. Levin continues to serve as a director of the Company and was appointed Chairman of the Board in connection with his resignation as Executive Chairman.

Biographical information regarding Dr. Kaplan has been previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2024, announcing his appointment as Chief Operating Officer (the “Prior Form 8-K”), which information is incorporated herein by reference. In connection with his appointment as principal financial officer, Dr. Kaplan did not receive any consideration nor were any modifications made to Dr. Kaplan’s existing offer letter or outstanding equity awards, which are described in the Prior Form 8-K. There is no arrangement or understanding between Dr. Kaplan and any other person pursuant to which Dr. Kaplan was appointed as the principal financial officer of the Company. There are no related party transactions between the Company and Dr. Kaplan reportable under Item 404(a) of Regulation S-K and no family relationships between Dr. Kaplan and any of the Company’s directors or officers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated August 23, 2024, between Eliem Therapeutics, Inc. and Valerie Morisset, Ph.D.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: August 27, 2024	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer